Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard — North Huntingdon, PA 15642 — (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports Third Quarter 2014 Results

•	Revenue was $9.6 million; Non-machine revenue grew 41% to $5.4 million

•	Third quarter results impacted by delay of machine order conversions to revenue; Record machine and non-machine revenue forecasted in fourth quarter

•	Revising 2014 guidance: Revenue of $45 million to $50 million and gross margin of 28% to 32%

NORTH HUNTINGDON, PA, November 12, 2014 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, reported financial results today for the third quarter and nine-month period ended September 30, 2014.

Third Quarter Revenue – Ongoing Non-machine Growth

	Quarter Ended September 30,				Nine Months Ended September 30,
($ in millions)	2014		2013		2014		2013
Revenue by Product Line

3D Printing Machines & Micromachinery	$4.2	44%	$7.8	67%	$12.6	45%	$17.8	62%
3D Printed Products, Materials & Other Services (“Non-machine”)	5.4	56%	3.8	33%	15.5	55%	11.0	38%

Total Revenue	$9.6	100%	$11.6	100%	$28.1	100%	$28.8	100%

S. Kent Rockwell, Chairman and Chief Executive Officer, commented, “We continue to see this year as a transition to 2015. As we invest in our business, we are excited by the building momentum demonstrated by record levels we are hitting in non-machine sales. Our experience with customers has shown that acceptance of our binder jetting technology is demonstrated first in non-machine revenue generated from our production service centers (“PSCs”) and then through machine sales.”

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

Mr. Rockwell continued, “We are in the latter stages of completing the move into our new European headquarters facility in Germany, which will provide more than three times the production capacity there. The expansion at our North Huntingdon facility is also near completion, providing us with more than two times additional capacity at that facility. Expansion of our US R&D facility is ongoing as well, to give us needed space for our metals development activities. These investments represent the planning necessary to support our growing demand.”

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

Third Quarter Operations – Continued Investments

Gross profit was $2.5 million, resulting in a 25.8% gross margin, in the 2014 third quarter compared with $5.3 million, resulting in a 45.2% gross margin, in the 2013 third quarter. Compared with the prior year, third quarter 2014 gross margin was primarily impacted by the mix of machine revenue versus non-machine revenue, higher costs in existing facilities, and the costs associated with having more PSC facilities.

Operating loss was $4.4 million compared with $0.3 million operating income in the third quarter of 2013. SG&A expenses were $4.6 million, compared with $3.7 million in the prior-year quarter. Consistent with the Company’s stated intent to accelerate machine technology and materials development, R&D expenses for the quarter were $2.3 million, compared with $1.3 million in the 2013 third quarter. Net loss attributable to ExOne for the reported quarter was $4.5 million, or $0.31 loss per diluted share, compared with $0.2 million, or $0.02 loss per diluted share, for the prior-year third quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a $3.1 million loss in the 2014 quarter, compared with $1.1 million during last year’s third quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss attributable to ExOne to Adjusted EBITDA for the quarters and nine months ended September 30, 2014 and 2013.

Year-to-Date 2014 Review – Ongoing Investments

Revenue for the nine-month period ended September 30, 2014 was $28.1 million, relatively flat compared with $28.8 million in the prior-year period, driven by 42% growth in global non-machine revenue, offset by lower machine revenue.

Year-to-date gross profit was $6.6 million, down $5.7 million compared with last year’s $12.3 million. Gross profit as a percentage of sales was 23.5% in the 2014 period compared with 42.6% last year. SG&A expense for the first nine months of 2014 was $15.1 million, up $3.9 million over the prior-year period. R&D expense was $6.0 million in the first nine months of 2014, compared with $3.4 million in the 2013 period, reflecting the Company’s accelerated investments in growth.

Operating loss for the first nine months of 2014 was $14.5 million compared with a loss of $2.3 million during the comparable prior-year period. Net loss attributable to ExOne was $14.6 million, or $1.02 loss per diluted share, for the first nine months of 2014 compared with $3.3 million, or $0.28 loss per diluted share, for the first nine months of 2013.

Updating 2014 Outlook – Clearer Machine Sales Visibility

•	Revenue expected to be approximately $45 million to $50 million

•	Gross margin now expected to be between 28% and 32%, excluding anticipated non-recurring costs estimated at $1.5 million to $2.5 million associated with facility expansions

•	SG&A expenses expected to be in a range of $19 million to $21 million

•	R&D expenses expected to be in a range of $7 million to $8 million

•	Capital expenditures expected to be between $29 million and $31 million, including investments for capacity expansion and a global ERP implementation

S. Kent Rockwell, Chairman and CEO, concluded, “We continue to struggle with predicting timing of our machine sales and therefore we are lowering our expectations for 2014 revenue based on clearer visibility for the remainder of the year. We’re focused on our development activities, especially initial

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

customer reaction to our production-oriented machines currently under development which can be applied to a variety of industrial applications. Additionally, we’re developing market opportunities that will serve to drive us to meet our long-term goals.”

Webcast and Conference Call

ExOne will host a conference call and live webcast Thursday, November 13th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the third quarter and discuss ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Thursday, November 20, 2014. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13592859. An archive of the webcast will be available on the Company’s website at www.exone.com and will include a transcript, once available.

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and print products for customers through its eight PSCs, which are located in the United States, Germany, Italy and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations including the related challenges of conducting business in international locations such as Russia; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

The ExOne Company

Condensed Statement of Consolidated Operations

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2014	2013		2014	2013

Revenue	$9,649	$11,621	(17%)	$28,135	$28,785	(2%)
Cost of sales	7,162	6,370	12%	21,533	16,515	30%

Gross profit	2,487	5,251	(53%)	6,602	12,270	(46%)

Gross margin	25.8%	45.2%		23.5%	42.6%
Research and development	2,261	1,286	76%	6,014	3,418	76%
Selling, general and administrative	4,593	3,703	24%	15,061	11,179	35%

	6,854	4,989	37%	21,075	14,597	44%

(Loss) income from operations	(4,367)	262	NM	(14,472)	(2,327)	NM
Operating margin	NM	2.3%		NM	NM
Interest expense	32	46	(30%)	106	326	(67%)
Other (income) expense – net	(55)	1	NM	(210)	(63)	NM

	(23)	47	NM	(104)	263	NM

(Loss) income before income taxes	(4,344)	215	NM	(14,369)	(2,590)	NM
Provision for income taxes	107	439	(76%)	274	530	(48%)

Net loss	(4,451)	(224)	NM	(14,643)	(3,120)	NM
Less: Net income attributable to noncontrolling interests	—	—	NM	—	138	NM

Net loss attributable to ExOne	$(4,451)	$(224)	NM	$(14,643)	$(3,258)	NM

Net loss attributable to ExOne per common share:
Basic	$(0.31)	$(0.02)		$(1.02)	$(0.28)
Diluted	$(0.31)	$(0.02)		$(1.02)	$(0.28)

Weighted average shares outstanding (basic and diluted)	14,417	13,534		14,409	12,316

NM: Not Meaningful

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

The ExOne Company

Condensed Consolidated Balance Sheet

($ in thousands, except share data)

(unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$45,206	$98,445
Accounts receivable – net of allowance of $202 (2014) and $63 (2013)	14,178	9,042
Inventories – net	18,161	12,764
Prepaid expenses and other current assets	3,049	3,297

Total current assets	80,594	123,548

Property and equipment – net	52,968	32,772
Goodwill	6,820	—
Other noncurrent assets	954	2,115

Total assets	$141,336	$158,435

Liabilities
Current liabilities:
Current portion of long-term debt	$131	$127
Current portion of capital and financing leases	427	549
Accounts payable	3,038	1,748
Accrued expenses and other current liabilities	5,590	5,394
Deferred revenue and customer prepayments	1,179	916

Total current liabilities	10,365	8,734

Long-term debt – net of current portion	1,983	2,082
Capital and financing leases – net of current portion	232	475
Other noncurrent liabilities	276	444

Total liabilities	12,856	11,735

Contingencies and commitments

Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 14,416,970 (2014) and 14,387,608 (2013) shares issued and outstanding	144	144
Additional paid-in capital	154,624	153,363
Accumulated deficit	(21,098)	(6,455)
Accumulated other comprehensive loss	(5,190)	(352)

Total stockholders’ equity	128,480	146,700

Total liabilities and stockholders’ equity	$141,336	$158,435

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

The ExOne Company

Condensed Statement of Consolidated Cash Flows

($ in thousands)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(14,643)	$(3,120)
Adjustments to reconcile net loss to cash used for operations:
Depreciation and amortization	2,583	1,685
Equity-based compensation	943	511
Provision for bad debts	145	72
Changes in fair value of contingent consideration	(194)	—
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency translation adjustments:
Increase in accounts receivable	(4,411)	(268)
Increase in inventories	(9,328)	(6,128)
Decrease (increase) in prepaid expenses and other assets	257	(2,723)
Increase (decrease) in accounts payable	603	(75)
(Decrease) increase in accrued expenses and other liabilities	(846)	187
Increase (decrease) in deferred revenue and customer prepayments	296	(3,592)

Cash used for operating activities	(24,595)	(13,451)

Investing activities
Capital expenditures	(18,586)	(9,822)
Acquisitions, net of cash acquired of $201	(9,230)	—
Cash effect of deconsolidation of noncontrolling interests in variable interest entities	—	(2,327)

Cash used for investing activities	(27,816)	(12,149)

Financing activities
Net proceeds from issuance of common stock – initial public offering	—	91,083
Net proceeds from issuance of common stock – secondary public offering	—	65,201
Proceeds from exercise of employee stock options	318	—
Net change in line of credit borrowings	—	(528)
Net change in demand note payable to member	—	(9,885)
Payments on long-term debt	(433)	(5,457)
Payments on capital and financing leases	(411)	(2,031)
Payment of preferred stock dividends	—	(456)

Cash (used for) provided by financing activities	(526)	137,927

Effect of exchange rate changes on cash and cash equivalents	(302)	15

Net change in cash and cash equivalents	(53,239)	112,342
Cash and cash equivalents at beginning of period	98,445	2,802

Cash and cash equivalents at end of period	$45,206	$115,144

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

The ExOne Company

Additional Information

(unaudited)

Machine Sales by Type

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

S-Max™	1	4	5	10
S-Print™	—	1	1	2
S-15™	—	1	1	1
M-Flex™	4	1	6	1
X1-Lab™	3	1	4	2
Micromachinery	—	—	—	1

	8	8	17	17

The ExOne Company Reports Third Quarter 2014 Results

November 12, 2014

The ExOne Company

Adjusted EBITDA Reconciliation

($ in millions)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net loss attributable to ExOne	$(4.4)	$(0.2)	$(14.6)	$(3.3)

Net income attributable to noncontrolling interests	—	—	—	0.1
Interest expense	0.0	0.1	0.1	0.4
Provision for income taxes	0.1	0.4	0.3	0.6
Depreciation and amortization	1.0	0.6	2.6	1.7
Equity-based compensation	0.3	0.2	0.9	0.5
Acquisition-related expenses	0.0	—	0.2	—
Other (income) expense – net	(0.1)	0.0	(0.2)	(0.1)

Adjusted EBITDA	$(3.1)	$1.1	$(10.7)	$(0.1)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss attributable to ExOne (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus net income of noncontrolling interests, provision for income taxes, interest expense, depreciation and amortization, equity-based compensation associated with its 2013 Equity Incentive Plan, acquisition-related expenses, and other (income) expense – net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss attributable to ExOne or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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